EXHIBIT 10.1


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              CONVERTIBLE SUBORDINATED DEBENTURE PURCHASE AGREEMENT

                                     Between


                            DIGITAL BIOMETRICS, INC.

                                       and


                               KA INVESTMENTS LDC



                         ------------------------------



                                December 1, 1997



                         ------------------------------




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         CONVERTIBLE SUBORDINATED DEBENTURE PURCHASE AGREEMENT,
dated as of December 1, 1997 (this "Agreement"), between Digital Biometrics, Inc., a Delaware corporation (the "Company"), and KA Investments LDC, a Cayman Islands corporation (the "Purchaser").

         WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase an aggregate principal amount of $2,500,000 of the Company's to be created 8% Convertible Subordinated Debentures, due December 1, 2000 (the "Debentures"), which are convertible into the Company's common stock, par value $.01 per share (the "Common Stock").

         IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                         PURCHASE AND SALE OF DEBENTURES

         1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase the Debentures, in denominations of $100,000 and integral multiples of $50,000 in excess thereof.

         1.2 The Tranche 1 Closing. (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase an aggregate principal amount of $500,000 of the Debentures (the "Tranche 1 Debentures") for a purchase price of $500,000 (the "Purchase Price"). The closing of the purchase and sale of the Tranche 1 Debentures (the "Tranche 1 Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("RSPAB"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Tranche 1 Closing is hereinafter referred to as the "Tranche 1 Closing Date."

                           (b) At the Tranche 1 Closing, (i) the Company shall
deliver to the Purchaser (1) the Tranche 1 Debentures and the Tranche 1 Warrants (as defined in Section 3.17), each registered in the name of the Purchaser, (2) the legal opinion of Briggs and Morgan P.A., substantially in the form attached hereto as Exhibit C, and (3) all other documents, instruments and writings required to have been delivered at or prior to the Tranche 1 Closing by the Company pursuant to this Agreement, and (b) the Purchaser shall

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deliver to the Company (1) $500,000, less the fees contemplated in Sections
2.1(l) and 5.1, in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Tranche 1 Closing Date, and (2) all documents, instruments and writings required to have been delivered at or prior to the Tranche 1 Closing by the Purchaser pursuant to this Agreement.

         1.3 The Tranche 2 Closing. (a) Subject to the terms and conditions set forth in this Agreement, the Company shall have the right to deliver a written notice to the Purchaser (a "Subsequent Financing Notice") requiring the Purchaser to purchase Debentures in the aggregate principal amount of up to $500,000 (the "Tranche 2 Debentures") and the Tranche 2 Warrants (as defined in
Section 3.15). The Company may not deliver the Subsequent Financing Notice relating to the Tranche 2 Debentures earlier than 75 days nor later than 105 days after the Tranche 1 Closing Date or, if such day is not a Business Day, the next succeeding Business Day. The closing of the purchase and sale of the Tranche 2 Debentures (the "Tranche 2 Closing") shall take place at the offices of RSPAB on such date (which may not, without the consent of the Purchaser, be prior to the fifteenth day after receipt of the Subsequent Financing Notice relating to the Tranche 2 Debentures or, if such day is not a Business Day, the next succeeding Business Day) as the Company may designate in the Subsequent Financing Notice relating to the Tranche 2 Debentures; provided, however, that in no case shall the Tranche 2 Closing take place unless and until the conditions listed in Section 4.1 have been satisfied or waived by the appropriate party and in no event shall the Tranche 2 Closing occur subsequent to the 120th day after the Tranche 1 Closing Date or, if such day is not a Business Day, the next succeeding Business Day (such date, the "Tranche 2 Closing Expiration Date"). The date of the Tranche 2 Closing is hereinafter referred to as the "Tranche 2 Closing Date."

                           (b) At the Tranche 2 Closing, (i) the Company shall
deliver to the Purchaser (a) the Tranche 2 Debentures and the Tranche 2 Warrants, each registered in the name of the Purchaser, and (b) all other documents, instruments and writings required to have been delivered at or prior to the Tranche 2 Closing by the Company pursuant to this Agreement, and (ii) the Purchaser shall deliver to the Company (a) an amount equal to the aggregate principal amount of Tranche 2 Debentures to be sold at the Tranche 2 Closing in accordance with this Section less the fees contemplated by Sections 2.1(l) and 5.1, in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Tranche 2 Closing Date and (b) all documents, instruments and writings required to have been delivered at or prior to Tranche 2 Closing by the Purchaser pursuant to this Agreement.

         1.4 Tranche 3 Closing. (a) Subject to the terms and conditions set forth in this Agreement, the Company shall have the right to deliver a Subsequent Financing Notice requiring the Purchaser to purchase Debentures in such principal amount as the Company may designate in such notice, which may not be more than $500,000 (the "Tranche 3

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Debentures") and the Tranche 3 Warrants (as defined in Section 3.15). The
Company may not deliver the Subsequent Financing Notice relating to the Tranche 3 Debentures earlier than 75 days nor later than 105 days after the earlier to occur of the Tranche 2 Closing Date or the Tranche 2 Closing Expiration Date or, if such day is not a Business Day, the next succeeding Business Day. The closing of the purchase and sale of the Tranche 3 Debentures (the "Tranche 3 Closing") shall take place at the offices of RSPAB on such date (which may not, without the consent of the Purchaser, be prior to the fifteenth day after receipt of the Subsequent Financing Notice relating to the Tranche 3 Debentures or, if such day is not a Business Day, the next succeeding Business Day) as the Company may designate in the Subsequent Financing Notice relating to the Tranche 3 Debentures; provided, however, that in no case shall the Tranche 3 Closing take place unless and until the conditions listed in Section 4.1 have been satisfied or waived by the appropriate party and in no event shall the Tranche 3 Closing occur subsequent to the 120th day after the earlier the earlier to occur of the Tranche 2 Closing Date or Tranche 2 Closing Expiration Date or, if such day is not a Business Day, the next succeeding Business Day (such date, the "Tranche 3 Closing Expiration Date"). The date of the Tranche 3 Closing is hereinafter referred to as the "Tranche 3 Closing Date."

                           (b) At the Tranche 3 Closing, (i) the Company shall
deliver to the Purchaser (a) the Tranche 3 Debentures and Tranche 3 Warrants, each registered in the name of the Purchaser, and (b) all other documents, instruments and writings required to have been delivered at or prior to the Tranche 3 Closing by the Company pursuant to this Agreement, and (ii) the Purchaser shall deliver to the Company (a) an amount equal to the aggregate principal amount of Tranche 3 Debentures to be sold at the Tranche 3 Closing in accordance with this Section less the fees contemplated by Sections 2.1(l) and 5.1, in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Tranche 3 Closing Date and (b) all documents, instruments and writings required to have been delivered at or prior to Tranche 3 Closing by the Purchaser pursuant to this Agreement.

         1.5 Tranche 4 Closing. (a) Subject to the terms and conditions set forth in this Agreement, the Company shall have the right to deliver to the Purchaser a Subsequent Financing Notice requiring the Purchaser to purchase Debentures in such principal amount as the Company may designate in such notice, which may not be more than $500,000 (the "Tranche 4 Debentures") and the Tranche 4 Warrants (as defined in Section 3.15). The Company may not deliver the Subsequent Financing Notice relating to the Tranche 4 Debentures earlier than 75 days nor later than 105 days after the earlier to occur of the Tranche 3 Closing Date or the Tranche 3 Closing Expiration Date or, if such day is not a Business Day, the next succeeding Business Day. The closing of the purchase and sale of the Tranche 4 Debentures (the "Tranche 4 Closing") shall take place at the offices of RSPAB on such date (which may not, without the consent of the Purchaser, be prior to the fifteenth day after receipt of the Subsequent Financing Notice relating to the Tranche 4

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Debentures or, if such day is not a Business Day, the next succeeding Business
Day) as the Company may designate in the Subsequent Financing Notice relating to the Tranche 4 Debentures; provided, however, that in no case shall the Tranche 4 Closing take place unless and until the conditions listed in Section 4.1 have been satisfied or waived by the appropriate party and in no event shall the Tranche 4 Closing occur after the 120th day after the earlier to occur of the Tranche 3 Closing Date or Tranche 3 Closing Expiration Date or, if such day is not a Business Day, the next succeeding Business Day (such date, the "Tranche 4 Closing Expiration Date"). The date of the Tranche 4 Closing is hereinafter referred to as the "Tranche 4 Closing Date."

                            (b) At the Tranche 4 Closing, (i) the Company shall
deliver to the Purchaser (a) the Tranche 4 Debentures and Tranche 4 Warrants, each registered in the name of the Purchaser, and (b) all other documents, instruments and writings required to have been delivered at or prior to the Tranche 4 Closing by the Company pursuant to this Agreement, and (ii) the Purchaser shall deliver to the Company (a) an amount equal to the aggregate principal amount of Tranche 4 Debentures to be sold at the Tranche 4 Closing in accordance with this Section less the fees contemplated by Sections 2.1(l) and 5.1, in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Tranche 4 Closing Date and (b) all documents, instruments and writings required to have been delivered at or prior to Tranche 4 Closing by the Purchaser pursuant to this Agreement.

         1.6 Tranche 5 Closing. (a) Subject to the terms and conditions set forth in this Agreement, the Company shall have the right to deliver to the Purchaser a Subsequent Financing Notice requiring the Purchaser to purchase Debentures in such principal amount as the Company may designate in such notice, which may not be more than $500,000 (the "Tranche 5 Debentures") and the Tranche 5 Warrants (as defined in Section 3.15). The Company may not deliver the Subsequent Financing Notice relating to the Tranche 5 Debentures earlier than 75 days nor later than 105 days after the earlier to occur of the Tranche 4 Closing Date or the Tranche 4 Closing Expiration Date or, if such day is not a Business Day, the next succeeding Business Day. The closing of the purchase and sale of the Tranche 5 Debentures (the "Tranche 5 Closing") shall take place at the offices of RSPAB on such date (which may not, without the consent of the Purchaser, be prior to the fifteenth day after receipt of the Subsequent Financing Notice relating to the Tranche 5 Debentures or, if such day is not a Business Day, the next succeeding Business Day) as the Company may designate in the Subsequent Financing Notice relating to the Tranche 5 Debentures; provided, however, that in no case shall the Tranche 5 Closing take place unless and until the conditions listed in Section 4.1 have been satisfied or waived by the appropriate party and in no event shall the Tranche 5 Closing occur after the 120th day after the earlier to occur of the Tranche 4 Closing Date or Tranche 4 Closing Expiration Date or, if such day is not a Business Day, the next succeeding Business Day (such date, the "Tranche 5 Closing

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Expiration Date"). The date of the Tranche 5 Closing is hereinafter referred to as the "Tranche 5 Closing Date."

                           (b) At the Tranche 5 Closing, (i) the Company shall
deliver to the Purchaser (a) the Tranche 5 Debentures and the Tranche 5 Warrants, each registered in the name of the Purchaser, and (b) all other documents, instruments and writings required to have been delivered at or prior to the Tranche 5 Closing by the Company pursuant to this Agreement, and (ii) the Purchaser shall deliver to the Company (a) an amount equal to the aggregate principal amount of Tranche 5 Debentures to be sold at the Tranche 5 Closing in accordance with this Section less the fees contemplated by Sections 2.1(l) and 5.1, in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Tranche 5 Closing Date and (b) all documents, instruments and writings required to have been delivered at or prior to Tranche 5 Closing by the Purchaser pursuant to this Agreement.

         1.7 The Tranche 1 Debentures shall be in the form of Exhibit A attached hereto. The Tranche 2 Debentures, Tranche 3 Debentures, Tranche 4 Debentures and Tranche 5 Debentures shall be identical to the Tranche 1 Debentures, except that the definition of "Conversion Price" for such Debentures shall be determined by reference to the applicable Original Issue Date of such Debenture.

                  For purposes of this Agreement, "Conversion Price," "Original Issue Date," "Conversion Date" "Trading Day" and "Per Share Market Value" shall have the meanings set forth in the Debentures; and "Average Price" as at any date shall mean the average Per Share Market Value for the five (5) Trading Days immediately preceding such date.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as of the date hereof and as of each Closing Date as follows:

                  (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in
Schedule 2.1(a) attached hereto (collectively, the "Subsidiaries"). Except as set forth on Schedule 2.1(a), each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation,

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with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of this Agreement, the Debentures, the Warrants, and the Registration Rights Agreement, dated the date hereof, between the Company and the Purchaser and substantially in the form of Exhibit B attached hereto (the "Registration Rights Agreement," and collectively with this Agreement, the Debentures and the Warrants, the "Transaction Documents"), (y) have a material adverse effect on the results of operations, assets, or financial condition of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any Transaction Document (a "Material Adverse Effect").

                  (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to otherwise carry out its obligations thereunder. The execution and delivery of each Transaction Document by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each Transaction Document has been duly executed by the Company and when delivered in accordance with the terms hereof and each Transaction Document shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any provision of its respective certificate of incorporation, by-laws or other charter documents (or their foreign equivalents).

                  (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures and Warrants hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To

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the knowledge of the Company, except as specifically disclosed in the SEC
Documents (as defined below) or Schedule 2.1(c), no Person or group of Persons (as defined below) beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  (d) Issuance of Debentures and Warrants. The Debentures and the Warrants are duly authorized, and, when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable. The Company has and at all times while the Debentures and the Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its conversion, exercise and other obligations under this Agreement, the Warrants and the Debentures and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) 200% of (A) the number of shares of Common Stock as would be issuable upon conversion in full of the Debentures, assuming such conversion were effected on the Original Issue Date, and (B) the number of shares of Common Stock as are issuable as payment of interest on the Debentures, and (ii) the number of shares of Common Stock as are issuable upon exercise in full of the Warrants. The shares of Common Stock issuable upon conversion of the Debentures, as payment of interest in respect thereof and upon exercise of the Warrants are sometimes referred to herein as the "Underlying Shares," and the Debentures, Warrants and Underlying Shares are, collectively, the "Securities." When issued in accordance with the terms of the Debentures and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable.

                  (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (or their foreign equivalents) (each as amended through the date hereof), (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and
(iii), as could not,

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individually or in the aggregate, have or result in a Material Adverse Effect.
The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

                  (f) Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents other than (i) the filing of a registration statement (an "Underlying Securities Registration Statement") contemplated by the Registration Rights Agreement with the Commission, which shall be filed in the time period set forth in the Registration Rights Agreement, (ii) the applications for the listing of the Underlying Shares with the Nasdaq National Market (and on each other national securities exchange, market or trading facility on which the Common Stock is then listed), (iii) to the extent required by Section 4(a)(ii) of the Debentures, the "Stockholder Approval" as therein defined, and (iv) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not have or result in, individually or in the aggregate, a Material Adverse Effect (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals"). The Company shall deliver to the Purchaser the Underlying Shares in the manner contemplated hereby and by the Registration Rights Agreement free and clear of all liens and encumbrances of any nature whatsoever.

                  (g) Litigation; Proceedings. Except as specifically disclosed in the SEC Documents (as hereinafter defined), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any Transaction Document or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect. Notwithstanding anything to the contrary contained herein, in the event the Company obtains an unfavorable ruling in its patent lawsuit pending against Identix, Inc. pending in the United States District Court for the District of Northern California or decides not to continue pursuing its claim against Identix, Inc., such unfavorable ruling or discontinuance of litigation by the Company shall not be considered, for the purposes of this Agreement, a Material Adverse Effect.

                  (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of (or has received notice of a claim that it is in default under or that it is in violation of) any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not individually or in the aggregate, have or result in, a Material Adverse Effect.

                  (i) Private Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of
Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

                  (j) SEC Documents. Except as set forth on Schedule 2.1(j), the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since September 30, 1996, (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement and other documents and information furnished by or on behalf of the Company at any time prior to the Closing, as the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Except as set forth in Schedule 2.1(j), since the date of the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, there has been no event, occurrence or development that has had or that could have or result in a Material Adverse Effect which has not been specifically disclosed in writing to the Purchaser by the Company. The Company last filed audited financial statements with the Commission in connection with its Form 10-K for the fiscal year ended September 30, 1996, and has not received any comments from the Commission in respect thereof. The Schedules to this Agreement furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (k) Investment Company. The Company is not, and is not an "Affiliate person" of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (l) Certain Fees. Except for fees payable and warrants issuable to Miller, Johnson & Kuehn, Inc., no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated hereby. The Purchaser shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents, and partners, and their respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

                  (m) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Securities other than the Disclosure Materials and any amendments and supplements thereto or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

                  (n) Form S-1 Eligibility. The Company is eligible to register securities for resale with the Commission under Form S-1 promulgated under the Securities Act.

                  (o) Exclusivity. The Company shall not issue and sell Debentures to any Person other than the Purchaser and its Affiliates and managed funds, if any.

                  (p) Listing and Maintenance Requirements Compliance. Except as set forth in Schedule 2.1(p), the Company has not in the two years preceding the date hereof received written notice from any stock exchange or market on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market.

                  (q) Patents and Trademarks. Except as set forth in Schedule 2.1(q), the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other intellectual property rights which are necessary for use in connection with its business or which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the best knowledge of the Company, none of the Intellectual Property Rights infringe on any rights of any other Person, and the Company either owns or has duly licensed or otherwise acquired all necessary rights with respect to the Intellectual Property Rights. The Company has not received any notice from any third party of any claim of infringement by the Company of any of the Intellectual Property Rights, and has no reason to believe there is any basis for any such claim. To the best knowledge of the Company, except as set forth in Schedule 2.1(q), there is no existing infringement by another Person on any of the Intellectual Property Rights. Notwithstanding anything to the contrary contained herein, in the event the Company obtains an unfavorable ruling in its patent lawsuit pending against Identix, Inc. pending in the United States District Court for the District of Northern California or decides not to continue pursuing its claim against Identix, Inc., such unfavorable ruling or discontinuance of litigation by the Company shall not be considered, for the purposes of this Agreement, a Material Adverse Effect.

         2.2 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company:

                  (a) Organization; Authority. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to carry out its obligations thereunder. The acquisition of the Securities by the Purchaser has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  (b) Investment Intent. The Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

                  (c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof, it is, and at each Closing Date, it will be, an "accredited investor" pursuant to in Rule 501(a)(3) under the Securities Act.

                  (d) Experience of Purchaser. The Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

                  (e) Ability of Purchaser to Bear Risk of Investment. Purchaser acknowledges that the Securities are speculative investments and involve a high degree of risk and the Purchaser is able to bear the economic risk of an investment in the Securities, and, at the present time, is able to afford a complete loss of such investment.

                  (f) Access to Information. The Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded
(i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and
(iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives, agents or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                  (g) Reliance. The Purchaser understands and acknowledges that
(i) the Securities are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

                  The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.


                                   ARTICLE III

                         OTHER AGREEMENTS OF THE PARTIES

         3.1 Transfer Restrictions. (a) The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register in its securities transfer register any transfer by the Purchaser to an Affiliate of the Purchaser, or any transfers among Affiliates provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act, and such transfer does not otherwise violate any federal or state securities laws. Any such transferee shall have the rights of the Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) The Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legends on the Securities:

                  NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

         [FOR DEBENTURES ONLY] THIS DEBENTURE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CONVERSIONS SET FORTH IN A CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, DATED AS OF DECEMBER 1, 1997, BETWEEN DIGITAL BIOMETRICS, INC. (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

                  Underlying Shares shall not contain the legend set forth above if the conversion of such Debentures or exercise of the Warrants or other issuances of Underlying Shares, as the case may be, occurs at any time while an Underlying Securities Registration Statement is effective under the Securities Act or, in the event there is not an effective Underlying Securities Registration Statement at such time, if in the opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company may also cause a stop-transfer order to be placed against the Securities with its transfer agent during such time as the legends are on the Securities. The Company agrees that it will provide the Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required in accordance with this Section. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section .

         3.2 Acknowledgement of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon (i) conversion of the Debentures and as payment of interest thereon and (ii) exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that, except as provided in Section 4(a)(ii) or Section 5 of the Debentures, its obligation to issue Underlying Shares in accordance with the Debentures and the Warrants is unconditional and absolute regardless of the effect of any such dilution.


         3.3 Furnishing of Information. As long as the Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which the Purchaser may resell all of its Underlying Shares without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent for the benefit of and enforceable by the Purchaser), the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         3.4 Copies and Use of Disclosure Materials. The Company consents to the use of the Disclosure Materials and any amendments and supplements thereto by the Purchaser in connection with resales of the Securities other than pursuant to an effective registration statement, subject to any confidentiality requirements in connection therewith.

         3.5 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may reasonably request and shall continue such qualification at all times through the third anniversary of the last Closing Date; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject.

         3.6 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate of the Company shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the issue offer or sale of the Securities to the Purchaser.

         3.7 Increase in Authorized Shares. At such time as the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from (a) converting the full outstanding principal amount of Debentures (and paying any accrued but unpaid interest in respect thereof in shares of Common Stock) that remain unconverted at such date or (b) honoring the exercise in full of the Warrants, due to the unavailability of a sufficient number of shares of authorized but unissued or reacquired Common Stock, the Board of Directors of the Company shall promptly (and in any case within 45 Business Days from such date) prepare and mail to the shareholders of the Company proxy materials requesting authorization to amend the Company's certificate of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options and convertible securities (other than the Debentures and the Warrants) and on account of all shares reserved under any stock option, stock purchase, warrant or similar plan, (iii) 200% of the number of Underlying Shares as would then be issuable upon a conversion in full of the then outstanding Debentures and as payment of all future interest thereon in shares of Common Stock in accordance with the terms of this Agreement and the Debentures and (iv) such number of Underlying Shares as would then be issuable upon the exercise in full of the Warrants. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the shareholders no later than the 60th day after delivery of the proxy materials relating to such meeting) and

(c) within 5 Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's certificate of incorporation to evidence such increase.

         3.8 Purchaser Ownership of Common Stock. The Purchaser may not use its ability to convert Debentures or use its ability to acquire shares of Common Stock upon exercise of the Warrants, to the extent that such conversion or exercise would result in the Purchaser beneficially owning (for purposes of Rule 13d-3 under the Exchange Act) more than 4.999% of the outstanding shares of the Common Stock; provided, however, that if ten days shall have elapsed since Purchaser has declared a default under any Transaction Document and such event shall not have been cured to Purchaser's satisfaction prior to the expiration of such ten-day period, the provisions of this Section 3.8 shall be null and void ab initio. Notwithstanding anything to the contrary contained herein, the provisions of this Section shall have no effect on the Company's obligation to issue shares of Common Stock to the Purchaser upon receipt or delivery of any conversion or exercise notice. The terms and conditions of this Section shall not apply to any conversion of Debentures other than at the option of Purchaser.

         3.9 Listing and Reservation of Underlying Shares. (a) The Company shall
(i) not later than the fifth Business Day following the Closing Date, prepare and file with the Nasdaq National Market (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application covering at least the sum of (A) two times the number of Underlying Shares as would be issuable upon a conversion in full of the Debentures, assuming such conversion occurred on the Original Issue Date,
(B) the number of Underlying Shares required to pay interest in respect of the Debentures in stock, and (C) the number of Underlying Shares issuable upon exercise in full of the Warrants, (ii) take all steps necessary to cause the such shares to be approved for listing in the Nasdaq National Market (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchaser evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market.

                  (b) The Company shall maintain a reserve of Common Stock for the issuance upon conversion of Debentures (and for payment of interest thereon) and upon exercise of the Warrants in such amount as to enable the Company to perform its obligations in full under the Transaction Documents, which reserve shall include a number of shares of Common Stock equal to not less than two times the number of shares of Common Stock as would be issuable upon the conversion in full of the Debentures and interest thereon, assuming such conversion occurred on the Original Issue Date (subject to increase as required).

         3.10 Conversion Procedures. Exhibit E attached hereto sets forth the procedures with respect to the conversion of the Debentures, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchaser to exercise its right of conversion smoothly and expeditiously.

         3.11 Purchaser's Rights if Trading in Common Stock is Suspended or Delisted. If at any time while the Purchaser (or any assignee thereof) owns any Securities, trading in the shares of the Common Stock is suspended on or delisted from the Nasdaq National Market or any other principal market or exchange for such shares (other than as a result of the suspension of trading in securities on such market or exchange generally or temporary suspensions pending the release of material information) for more than two Trading Days, at the Purchaser's option exercisable by five Business Days prior written notice to the Company, the Company shall repay the entire principal amount of then outstanding Debentures and redeem all then outstanding Underlying Shares then held by the Purchaser, at an aggregate purchase price equal to the sum of (I) the aggregate outstanding principal amount of Debentures then held by the Purchaser plus all accrued but unpaid interest thereon divided by the Conversion Price on the date of the repurchase notice and multiplied by the Average Price preceding (a) the day of such notice or (b) the date of payment in full of the repurchase price calculated under this Section, whichever is greater, (II) the aggregate of all non-principal and interest amounts then payable in respect of all Debentures to be repaid, (III) the number of Underlying Shares then held by such Purchaser multiplied by the Average Price immediately preceding (A) the date of the notice or (B) the date of payment in full by the Company of the repurchase price calculated under this Section, whichever is greater, and (IV) interest on the amounts set forth in I - III above accruing from the 5th Business Day after such notice until the repurchase price under this Section is paid in full at the rate of 15% per annum.

         3.12 Notice of Breaches. Each of the Company and the Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to the Closing Date which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as the date thereof. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

         Notwithstanding the generality of the foregoing, the Company shall promptly notify the Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Debentures a copy of any written statement in support of or relating to such claim or notice.

         3.13 Conversion and Exercise Obligations of the Company. The Company shall honor conversions of the Debentures and exercises of the Warrants and shall deliver Underlying Shares in accordance with the respective terms and conditions and time periods set forth in the Debentures and the Warrants.

         3.14 Subsequent Offerings; Certain Company Actions. (a) The Company shall not without the prior written consent of the Purchaser which consent will not be unreasonably withheld or delayed, directly or indirectly offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant any option to purchase or other disposition) of any of its or its Affiliates equity or equity-equivalent securities in a transaction not subject to the registration requirements of the Securities Act or in a transaction not subject to the registration requirements of the Securities Act at a price which is, on the face thereof, or implied therein, less than the market price or fair market value for such securities (a "Private Placement") until the earlier to occur of (i) 60 Trading Days after the Tranche 2 Closing Date or Tranche 2 Closing Expiration Date, as applicable, (any days that the Purchaser is unable to sell Underlying Shares under the Underlying Securities Registration Statement shall be added to such 60 Trading Day period) or (ii) such time as conversions aggregating 85% or more of all outstanding Debentures relating to each Closing have been honored by the Company (as evidenced by a writing executed by each of the Purchaser and the Company), provided, however that notwithstanding anything to the contrary contained herein, in the event the Company consummates a Private Placement at a time after the requirements of subparagraph (i) or (ii) have been satisfied, the Purchaser shall no longer have any obligation to purchase Debentures hereunder. The following offerings and issuances shall not be subject to the restrictions set forth in the immediately preceding sentence: (w) the granting of options or warrants to employees, officers, directors and advisors of the Company, and the issuance of shares of Common Stock upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (x) any equity or equity-equivalent private offering (i) entered into prior to the Tranche 1 Closing Date or (ii) arranged by an investment banker that is licensed by the National Association of Securities Dealers, Inc. and which is restricted from resale for a period of at least 180 days, provided, that such 180 day period terminates at least 90 days after the Tranche 5 Closing Date or Tranche 5 Closing Expiration Date, as applicable, (y) any acquisition transaction which is restricted from resale for a period of at least 180 days, provided, that such 180 day period terminates at least 90 days after the Tranche 5 Closing Date or Tranche 5 Closing Expiration Date, as applicable and (z) shares of Common Stock issued upon conversion of Debentures or exercise of the Warrants.

                  (b) As long as Debentures are outstanding, the Company shall not and shall cause the Subsidiaries not to, without the consent of the Purchaser, which consent will not be unreasonably withheld or delayed, (i) amend its certificate of incorporation, bylaws or other charter documents (or their foreign equivalents) (ii) split, combine or reclassify its outstanding capital stock; (iii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock; (iv) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock; or (v) enter into any agreement with respect to any of the foregoing, in each such case so as to adversely affect rights of the Purchaser.

         3.15 The Warrants. At each of the Tranche 1 Closing, Tranche 2 Closing, Tranche 3 Closing, Tranche 4 Closing and Tranche 5 Closing, the Company shall issue to the Purchaser, common stock purchase warrants, in the form of Exhibit D (the "Tranche 1 Warrants, Tranche 2 Warrants, Tranche 3 Warrants, Tranche 4 Warrants and Tranche 5 Warrants" and collectively, the "Warrants"), pursuant to which the Purchaser shall have the right at any time thereafter through the fifth anniversary of the date of issuance thereof, to acquire 15,000 shares of Common Stock at an exercise price per share equal to $2.50. In the event that there is not a Tranche 4 Closing or Tranche 5 Closing, the Company shall issue to the Purchaser the Tranche 4 Warrants and Tranche 5 Warrants on the Tranche 4 Closing Expiration Date and Tranche 5 Closing Expiration Date, respectively, unless the reason there is not a Tranche 4 Closing or Tranche 5 Closing if due solely to a breach of this Agreement by Purchaser.

         3.16 Use of Proceeds. The Company shall use all of the proceeds from the placement of the Securities for working capital purposes and not for the satisfaction of any portion of Company debt (except for reductions of the Company's indebtedness to banks under any revolving line of credit) or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

                                   ARTICLE IV

                                   CONDITIONS

         4.1 Conditions Precedent to the Obligation of the Purchasers to Purchase the Tranche 2 Debentures, the Tranche 3 Debentures, the Tranche 4 Debentures and the Tranche 5 Debentures. The obligation of the Purchaser hereunder to acquire and pay for Tranche 2 Debentures, Tranche 3 Debentures, Tranche 4 Debentures and Tranche 5 Debentures is subject to the satisfaction or waiver by the Purchaser at or before the Tranche 2 Closing, Tranche 3 Closing, Tranche 4 Closing and Tranche 5 Closing, as applicable, of each of the following conditions:

                  (a) Tranche 1 Closing. The Tranche 1 Closing shall have occurred.

                  (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Tranche 2 Closing Date, Tranche 3 Closing Date, Tranche 4 Closing Date and Tranche 5 Closing Date, as applicable, as though made on and as of such date;

                  (c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Tranche 2 Closing Date, Tranche 3 Closing Date, Tranche 4 Closing Date and Tranche 5 Closing Date, as applicable;

                  (d) Underlying Securities Registration Statements. The Underlying Securities Registration Statement registering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall have been declared effective under the Securities Act by the Commission and with respect to each Closing Date, such Underlying Registration Statement shall have remained effective and shall not be subject to any stop order and no stop order shall be pending or threatened as at any Closing Date;

                  (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Securities.

                  (f) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq National Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on the Nasdaq National Market, the Common Stock is then listed and approved for trading on the New York Stock Exchange, Nasdaq SmallCap Market or the American Stock Exchange within one (1) Trading Day thereof);

                  (g) Listing of Common Stock. The Common Stock, including the Common Stock duly reserved for issuance upon conversion of the Tranche 2 Debentures, Tranche 3 Debentures, Tranche 4 Debentures and Tranche 5 Debentures, as applicable, shall have been at all times between the Tranche 1 Closing Date, the Tranche 2 Closing Date, the Tranche 3 Closing Date, the Tranche 4 Closing Date and the Tranche 5 Closing Date, as applicable, and on such applicable Closing Date be, listed for trading on the Nasdaq National Market, the American Stock Exchange, New York Stock Exchange or the Nasdaq SmallCap Market.

                  (h) Change of Control. No Change of Control in the Company shall have occurred. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity of in excess of 40% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

                  (i) Legal Opinion. The Company shall have delivered to such Purchaser an opinion of outside legal counsel to the Company in substantially the forms attached hereto as Exhibit C and dated the applicable Closing Date;

                  (j) Required Approvals. All Required Approvals shall have been obtained;

                  (k) Shares of Common Stock. On each of the Tranche 2 Closing Date, Tranche 3 Closing Date, Tranche 4 Closing Date and Tranche 5 Closing Date, as applicable, the Company shall have reserved for issuance to the Purchaser two times the number of Underlying Shares which would be issuable upon conversion in full of the Tranche 2 Debentures, Tranche 3 Debentures, Tranche 4 Debentures, Tranche 5 Debentures and Tranche 5 Debentures, as applicable, assuming such conversion occurred on the Original Issue Date for such Securities;

                  (l) Delivery of Securities. The Company shall have delivered to the Purchaser or an affiliate thereof the Debentures being purchased at such Closing, registered in the name of the Purchaser, each in form satisfactory to the Purchaser; and

                  (m) Performance of Conversion/Exercise Obligations. Through the Tranche 2 Closing Date, Tranche 3 Closing Date, Tranche 4 Closing Date and Tranche 5 Closing Date, as applicable, the Company shall have (a) delivered Underlying Shares upon conversion of Debentures and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of each Debenture and (b) shall have delivered Underlying Shares upon exercise of the Warrants and otherwise performed its obligations in accordance with the terms of the Warrants.

                  (n) Market Capitalization. The Company's "Market Capitalization" shall not have been less than $12,000,000 at or prior to the Tranche 2 Closing Date, Tranche 3 Closing Date, Tranche 4 Closing Date or Tranche 5 Closing Date, as applicable. "Market Capitalization" shall be determined by taking the weighted volume average of the Per Share Market for the fifteen (15) Trading Days immediately prior to each applicable Closing Date and multiplying such fifteen (15) day weighted volume average by the number of outstanding shares of the Company's Common Stock on the date preceding the applicable Closing Date.


                                    ARTICLE V

                                  MISCELLANEOUS

                  5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers and other experts in connection with the transactions contemplated by this Agreement, except that the Company shall pay at the applicable Closing the legal fees and disbursements of the Purchaser's counsel in connection with the negotiation and preparation of the Transaction Documents in the amount of $15,000, and the Purchaser shall pay such expenses as specified in the Registration Rights Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Debentures pursuant hereto. The Purchaser shall be responsible for the Purchaser's own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

                  5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Debentures and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. The Exhibits and Schedule to this Agreement are hereby incorporated herein and made part hereof for all purposes as if fully set forth herein.

                  5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Minneapolis time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 4:30 p.m. (Minneapolis time) on any date and earlier than 11:59 p.m. (Minneapolis time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:               Digital Biometrics, Inc.
                                          5600 Rowland Road
                                          Minnetonka, MN 55343
                                          Facsimile No.:  (612) 932-7181
                                          Attn:  Chief Financial Officer

         With copies to:                  Briggs and Morgan P.A.
                                          2400 IDS Center
                                          Minneapolis, MN 55402
                                          Facsimile No.:  (612) 334-8650
                                          Attn:  Avron L. Gordon

         If to the Purchaser:             KA Investments LDC
                                          c/o Tarmachan Capital Management
                                          1712 Hopkins Crossroads
                                          Facsimile No.:  (612) 542-4284
                                          Attn:  Irvin Kessler


         With copies to:                  Robinson Silverman Pearce Aronsohn &
                                               Berman LLP
                                          1290 Avenue of the Americas
                                          New York, NY  10104
                                          Facsimile No.:  (212) 541-4630
                                          Attn:        Kenneth L. Henderson
                                                       Scott D. Zucker


or such other address as may be designated in writing hereafter, in the same manner, by such Person.

                  5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, including any Persons to whom any Purchaser transfers Debentures or Warrants. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

                  5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, other than with respect to permitted assignees under Section 5.6, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                  5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

                  5.9 Survival. The representations, warranties, agreements and covenants contained in this Agreement shall survive after the last Closing Date and the delivery and conversion of the Debentures.

                  5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  5.11 Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser without the prior written consent of the Purchaser, except to the extent required by law, in which case the Company shall provide Purchaser with prior written notice of such public disclosure.

                  5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                  5.13 Remedies. Each of the parties to this Agreement acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States of America or any state thereof having jurisdiction over the parties to this Agreement and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.


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                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Debenture Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


                                            Company:

                                            DIGITAL BIOMETRICS, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            Purchaser:

                                            KA INVESTMENTS LDC



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: